                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     BEACH FIRST NATIONAL BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     BEACH FIRST NATIONAL BANCSHARES, INC.
                        1601 NORTH OAK STREET, SUITE 305
                       MYRTLE BEACH, SOUTH CAROLINA 29577

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1997

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Beach First National Bancshares, Inc. (the "Company"). This letter serves as notice that the Annual Meeting will be held at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577 on Wednesday, April 30, 1997, at 2:00 p.m., for the following purposes:

          1. To elect five members to the Board of Directors;

          2. To consider a proposal to approve the Company's 1997 Stock Option Plan; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 19, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope as promptly as possible.

     In accordance with the South Carolina Business Corporation Act (the "South Carolina Law"), a list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder for any purpose germane to the Annual Meeting upon written notice during regular business hours at the Company's offices located at 1601 North Oak Street, Suite 305, Myrtle Beach, South Carolina 29577, beginning on the date on which notice of the meeting is given, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

     Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this Annual Meeting. We look forward to seeing you at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          RAYMOND E. CLEARY, III
                                          Chief Executive Officer

Myrtle Beach, South Carolina
April 10, 1997

                     BEACH FIRST NATIONAL BANCSHARES, INC.
                        1601 NORTH OAK STREET, SUITE 305
                       MYRTLE BEACH, SOUTH CAROLINA 29577

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1997

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of Beach First National Bancshares, Inc., a South Carolina corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 1997 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, April 30, 1997, at 2:00 p.m., at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577.

                 VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

     The Company has fixed March 19, 1997, as the record date (the "Record Date") for determining the shareholders entitled to notice of and to vote at the Meeting. The Company's only class of stock is its Common Stock, par value $1.00 per share (the "Common Stock"). At the close of business on the Record Date, there were outstanding and entitled to vote 735,868 shares of Common Stock of the Company with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

     All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," "FOR" approval of the 1997 Stock Option Plan, and, at the proxy holder's discretion, on any other matter that may properly come before the Meeting. Any shareholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A shareholder may elect to attend the Meeting and vote in person even if he or she has a proxy outstanding.

     Management of the Company is not aware of any other matter to be presented for action at the Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matters come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

SOLICITATION

     The costs of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     The Company's Bylaws provides that the Board of Directors shall be divided into three classes with each class to be as nearly equal in number as possible. The Bylaws also provide that the three classes of directors are to have staggered terms, so that the terms of only approximately one-third of the Board members will expire at each annual meeting of shareholders. The current Class I directors are Raymond E. Cleary III, William Gary Horn, Joe N. Jarrett, Jr., Richard E. Lester, and Don J. Smith. The current Class II directors are Michael Bert Anderson, Orvis Bartlett Buie, Michael D. Harrington, Diane W. Sammons, and Rick H. Seagroves. The current

Class III directors are Jack L. Green, Jr., Samuel Robert Spann, Jr., B. Larkin Spivey, Jr., and James C. Yahnis. The current terms of the Class II directors will expire at the Meeting. Each of the five current Class II directors has been nominated for reelection and will stand for election at the Meeting for a three year term. The terms of the Class III directors will expire at the 1998 Annual Shareholders Meeting, and the terms of the Class I directors will expire at the 1999 Annual Shareholders Meeting.

     It is the intention of the persons named as proxies in the accompanying proxy to vote FOR the election of the nominees identified below to serve for a three-year term, expiring at the 2000 Annual Meeting of Shareholders. If any nominee is unable or fails to accept nomination or election (which is not anticipated), the persons named in the proxy as proxies, unless specifically instructed otherwise in the proxy, will vote for the election in his stead of such other person as the Company's existing Board of Directors may recommend.

     The directors shall be elected by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

     Set forth below is certain information about the nominees, including each nominee's age, position with the Company, and position with Beach First National Bank (the "Bank"). All of the nominees are nominated as Class II directors and are currently serving as directors of the Company. Each of the directors has been a director of the Company since 1995.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED INDIVIDUALS.

     Michael Bert Anderson, age 38, is a Director of the Company and the Bank. He is a native of the Myrtle Beach area. He graduated from Duke University in 1980 with a degree in Management Sciences/Accounting. Mr. Anderson returned home after college to work in the family hotel business. The business has tripled in size since 1980. Mr. Anderson is the managing owner of the Poindexter Ocean Front Resort and helps to manage four other Anderson family-owned properties. Mr. Anderson's community activities range from being the Lay Leader at the First United Methodist Church in Myrtle Beach to working at every level of the Horry County United Way drive. He is a member of the local Rotary Club (a Paul Harris fellow). Mr. Anderson has served on the Myrtle Beach area Hospitality Association and is currently retiring as the president of the 400-member trade organization. As a volunteer for the City of Myrtle Beach, Mr. Anderson serves on the Myrtle Beach Accommodations Tax Advisory Committee, having just completed a four-year term as a member and vice-chairman of the Myrtle Beach Planning and Zoning Board.

     Orvis Bartlett Buie, age 48 is a Director of the Company and the Bank. He has been a partner with Buie, Rabon & Jaskot, CPAs, since 1992. Prior to 1992, Mr. Buie was a partner with Bates, Buie, Lindsay, Evans, Rabon & Kinard, CPAs. He is the president of Damon's Eastern Carolina's, Ltd., the franchiser of Damon's Ribs restaurants in North Carolina, South Carolina, and eastern Tennessee. Mr. Buie received his bachelor's degree in Accounting from the University of South Carolina in 1972. He has been a certified public accountant since 1974 and is licensed to practice in both South Carolina and North Carolina.

     Michael D. Harrington, age 49, is a Director of the Company and the Bank. He is president and general manager of Harrington Construction Company, Inc., a Myrtle Beach general contracting firm organized in 1979. With over 30 years of construction experience, Mr. Harrington specializes in commercial construction in the Myrtle Beach and Grand Strand area. Originally from Sumter, South Carolina, he served six years in the United States Marine Corps Reserves immediately following high school. Presently, he serves on the Horry County Advisory Council of Junior Achievement and as a board member of Myrtle Beach Haven, a homeless shelter. Mr. Harrington served on the advisory board for United Carolina Bank for three years. In addition, he is a member of Myrtle Beach Masonic Lodge #353, Myrtle Beach Shrine Club, Omar Temple, Delta Lodge of Perfection and Myrtle Beach Elks Lodge #771.

     Diane W. Sammons, age 48, is a Director of the Company and the Bank. She is a native of Horry County, has owned and operated Fully's Restaurant for seven years and recently opened Droopy's Sports Bar. She was formerly a branch coordinator and commercial lending officer with South Carolina National Bank for nine years. During her employment with South Carolina National Bank, Ms. Sammons received her certificate from the American Institute of Banking and attended the South Carolina Bankers School. In 1974, Ms. Sammons was named Myrtle Beach Young Career Woman. During 1989, she served on the Myrtle Beach area Council. In the community, Ms. Sammons has been actively involved with youth athletics and children's homes. She received her bachelor's degree from the University of South Carolina, where she was an active member of the Beta Sigma Phi Sorority.

     Rick H. Seagroves, age 40, is a Director of the Company and the Bank. He is the owner and Chief Executive Officer of Inland Foods Corporation, which operates sixteen Burger King restaurants located in the southeast portion of South Carolina. He also owns TKS, Inc., which operates several of The Sea Store convenience store/gas stations and is a franchisee with T.G.I. Friday's restaurant group. Mr. Seagroves serves on several local business committees including The Dunes Golf and Beach Club House Committee, The Myrtle Beach Area Chamber of Commerce Finance Committee, and The First Presbyterian Church Budget and Stewardship Committee. He also serves on the Board of Directors of The Children's Museum of South Carolina and is a member of The Grand Strand Sertoma Club. Mr. Seagroves works with several charities in the Myrtle Beach area and has been instrumental in raising special project funds for Horry County schools. He is a member of the First Presbyterian Church.

     Set forth below is also information about each of the Company's other directors and each of its executive officers.

     Dr. Raymond E. Cleary III, age 48, has been a practicing general dentist in SurfSide Beach, South Carolina since 1975. As a dentist, he served as an officer/board member of the South Carolina Dental Association, 4th District of South Carolina Dental Association, and the Grand Strand Dental Society. Dr. Cleary is also a board member of the Florence Darlington Technical College, Dental Hygienist/Assistant Program. He received his undergraduate degree and his dental degree from the Ohio State University and College of Dentistry. In business, Dr. Cleary was an initial organizer and director of Waccamaw State Bank from 1980-1987. In 1987, Waccamaw State Bank merged into Anchor Bank, and he was an advisory director of Anchor Bank from 1987-1994. In the community, Dr. Cleary has served as a Webelo Boy Scout leader and a youth soccer coach. He has been an officer or board member of the Grand Strand YMCA, the South Strand Sertoma, the Grand Strand Soccer Association, the SurfSide Business and Professional Association, the Better Business Bureau, and the Myrtle Beach Chamber of Commerce. Additionally, Dr. Cleary has served as an Eucharistic Minister, in a church men's group and on a church board. Dr. Cleary has served as the acting chairperson of the Organizers since the group was formed.

     Dr. Jack L. Green, Jr., age 53, has been a practicing orthodontist in Myrtle Beach for the past twenty years. He is a graduate of Clemson University and the Medical College of Virginia and has earned a master's degree from Fairleigh Dickenson University. Dr. Green formerly served as president of the Grand Strand Dental Society and president of the South Carolina Association of Orthodontists. Dr. Green is a former member of the advisory board for NationsBank and a member of the First Presbyterian Church.

     William Gary Horn, age 47, is President and Chief Executive Officer of Beach First National Bank and is a Director of the Company and the Bank. He received a bachelor of science degree in 1973 from Georgia Southern University. He received an advanced banking degree from the Stonier Graduate School of Banking, Rutgers University, in 1986. In addition, he attended the Georgia State University Credit School in 1977, the OMEGA Program for Commercial Lending in 1980, and the Georgia School of Banking at the University of Georgia in 1981. Mr. Horn has over twenty-one years of experience in the commercial banking industry, the last six years of which have been in community banking. From 1989 to 1992, Mr. Horn was employed by Embry National Bank, Atlanta, Georgia, as Senior Vice President and Senior Loan Officer. He was in charge of lending and implemented a loan documentation quality monitoring system. From 1993 to prior to joining the Organizers, he was the Executive Vice President and Senior Loan Officer at Summerville National Bank, Summerville, South Carolina. He was responsible for managing the bank's entire loan portfolio and developing products and business for the bank. Mr. Horn is currently a member of the Chicora Rotary Club in Myrtle Beach and the Sertoma Club of Myrtle Beach.

     Dr. Joe N. Jarrett, Jr., age 47, is a Board Certified Orthopaedic Surgeon. Dr. Jarrett is on the board of directors of the Tara Hall Home for Boys and is a member and past president of the Grand Strand Sertoma Club. Dr. Jarrett has been extremely active serving the medical community. He is the immediate past president of the South Carolina Orthopaedic Association and has previously served as president of the Horry County Medical

Society. Dr. Jarrett is a member of the Grand Strand Regional Medical Center Board of Trustees. He received his bachelor's degree in English from Dartmouth College and his doctorate of medicine from West Virginia University.

     Richard E. Lester, age 53, is a Chief Municipal Judge for the City of Myrtle Beach. In addition to his capacity as Chief Municipal Judge, Judge Lester practices real estate law. Judge Lester is also a member of the Horry County Bar Association, the South Carolina Bar Association, and the American Bar Association. He received his bachelor's degree in 1966 and his juris doctorate degree in 1969 from the University of South Carolina. He was admitted to the South Carolina Bar in 1969. From 1969 to 1973, Judge Lester was an agent with the Federal Bureau of Investigation.

     Don J. Smith, age 46, is vice president of marketing for Chicora Development, a real estate firm in the Myrtle Beach and Grand Strand areas. He is currently a member of the Planning and Development Board for the Town of Briarcliffe Acres and the King of Glory Lutheran Church. He is also a member and has served on various committees of the Myrtle Beach Chamber of Commerce. Mr. Smith has been a member of the South Carolina Association of Realtors and the Horry County Board of Realtors for 20 years and has served as a director for those organizations for one year and six years, respectively. He holds a bachelor's degree in Accounting from Western Carolina University.

     Samuel Robert Spann, Jr., age 48, has served as president and CEO of Spann Inc. for the past 21 years. Spann Inc. is a large regional roofing contractor serving the eastern sectors of South Carolina and North Carolina. Mr. Spann currently serves as a member on the Board of Visitors at the Wall School of Business, Coastal Carolina University. He is also a director on the board of the National Roofing Contractors Association and has been a past president of the Carolina Roofing Association. Mr. Spann's extensive community involvement in the past includes service as president and general campaign chairman of the United Way of Horry County, as well as service on the board of directors of the Myrtle Beach Rotary Club, the Dunes Golf and Beach Club, and the Myrtle Beach Area Chamber of Commerce. Mr. Spann is a graduate of Clemson University and has served proudly as an officer in the United States Air Force.

     B. Larkin Spivey, Jr., age 56, has been president and general manager of Birch Canoe Campground, Inc. for the past twelve years, operating a Kampgrounds of America ("KOA") franchised camping resort with ancillary convenience store and recreational vehicle sales business. Since 1986, he has been the general partner of Spivey Limited Partnership, managing commercial real estate in Myrtle Beach and Conway, South Carolina. He served for twenty years as an officer in the United States Marine Corps, commanding various units including an infantry company in combat during the Vietnam War. Mr. Spivey is a director and recent past president of the Myrtle Beach Campground Owners Association and a past director of the Myrtle Beach Area Hospitality Association. He served from 1982 to 1995 on the local advisory board of C&S National Bank and its successor, NationsBank. Mr. Spivey graduated from The Citadel with a degree in Business Administration in 1961 and received a master's degree in business administration from George Washington University in 1972. He is currently a member of the Vestry of Trinity Episcopal Church and the Cursillo of Christianity Secretariat, Diocese of South Carolina.

     James C. Yahnis, age 41, is currently President of Chris Yahnis Coastal, Inc., a beer wholesaling company in Myrtle Beach. Holding the MAI designation, he is associated with The Hazin Company, a real estate appraising firm. Mr. Yahnis serves on the Board of Directors at Wachesaw Plantation. He has formerly served on various professional committees for The Appraisal Institute. He received a bachelor's degree in Economics from Davidson College and a master's degree in Real Estate from the University of Florida.

     William H. Howard, who was an organizer and original director of the Company, resigned from the Bank in July 1996.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows the cash compensation paid by the Bank to the Company's Chief Executive Officer for the years ended December 31, 1995 and December 31, 1996. No other executive officers of the Company or the Bank earned total annual compensation, including salary and bonus, in excess of $100,000 for the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                                                      ------------------------
                                                                                  OTHER ANNUAL
NAME AND PRINCIPAL POSITION                                   YEAR     SALARY     COMPENSATION
---------------------------                                   ----    --------    ------------
Raymond E. Cleary, III......................................  1996    $      0       $    0
Chairman and                                                  1995           0            0
  Chief Executive Officer
William Gary Horn...........................................  1996     103,750        1,500(1)
President                                                     1995    $      0       $    0

---------------

(1) Includes Bank provided auto and country club dues

     In April 1997, the Board of Directors intends to adopt a stock option plan whereby directors, executive officers and certain other key employees of the Company and the Bank can receive options to purchase shares of the Company's Common Stock, and, as described below, Mr. Horn will be granted stock options in accordance with the terms of his employment agreement with the Company. See "Employment Agreement." The Board will present the Stock Option Plan to the shareholders for their approval of the 1997 Annual Meeting of Shareholders.

EMPLOYMENT AGREEMENT

     William Gary Horn and the Company entered into an Employment Agreement pursuant to which Mr. Horn serves as the President and Chief Executive Officer of the Bank. In addition, Mr. Horn was elected as the President of the Company in March 1997. The Employment Agreement provided for a starting salary of $75,000 per annum until the date the subscription proceeds were released from escrow and $90,000 per annum thereafter. Mr. Horn is eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and is eligible for grants of stock options, restricted stock, and other awards thereunder. In addition, on September 23, 1997 (the first anniversary of the opening date of the Bank), Mr. Horn becomes eligible to receive a cash bonus in an amount determined by the Board of Directors. On each anniversary of the opening date thereafter, Mr. Horn will be eligible to receive a cash bonus equal to 5% of the net pre-tax income of the Bank (determined in accordance with generally accepted accounting principles) if the Bank achieves certain performance levels established by the Board of Directors from time to time. Upon adoption of the Stock Option Plan, Mr. Horn will be granted an option to purchase 36,793 shares of Common Stock, exercisable at $10.00 per share. The options will vest at the rate of one-fifth per year for each of the first five anniversaries of the opening date of the Bank, subject to Mr. Horn's being employed by the Company on such date and meeting certain performance criteria. The options will have a term of ten years. Additionally, Mr. Horn participates in the Bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

     The Employment Agreement provides for an initial term commencing on the date of the Employment Agreement and ending on the fifth anniversary of September 23, 1996. On the last day of the Employment Agreement and on the anniversary of such date for each year thereafter, the term of the Employment Agreement shall be automatically extended for one additional year without further action by the parties unless, prior to such last day, either party shall serve written notice upon the other of its intention that the Employment Agreement shall not be so extended.

     In addition, the Employment Agreement provides that after a change in control, Mr. Horn has the option by providing written notice to the Company within 30 days of the change in control of: (i) automatically extending the term of the Employment Agreement for a term commencing on the date of the change in control and ending on the date which is one year and six months from the date thereof or (ii) receiving, within 15 days of his notice, any sums due him under the Employment Agreement plus severance compensation payable in one lump sum payment in an amount equal to one and one-half times the Executive's then-current annual base salary. Furthermore, in the event of a change in control, the Company must remove any restrictions on outstanding incentive awards, including the options, so that all such awards vest immediately.

     For a period of two years following the date of termination, Mr. Horn may not (a) be employed in the banking business as a director, officer, or organizer, or promoter of, or consultant to, or acquire more than a 1% passive investment in, any financial institution within the Territory, (b) solicit customers of the Company or its affiliates for the purpose of providing financial services, or (c) solicit employees of the Company or its affiliates for employment. Under the Employment Agreement, "Territory" means Horry County, South Carolina.

DIRECTOR COMPENSATION

     The Company or the Bank did not pay directors' fees during the last fiscal year, and does not presently intend to pay directors' fees in the initial years of operation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

     The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned at the Record Date by (a) each executive officer of the Company, (b) each director of the Company, (c) all executive officers and directors of the Company as a group, and (d) each person or entity known to the Company to own more than 5% of the outstanding Common Stock.

                                                                SHARES BENEFICIALLY OWNED
                                                                --------------------------
                                                                 NUMBER OF
  NAME                                                            SHARES          PERCENT
  ----                                                          -----------      ---------
  Michael Bert Anderson.......................................      14,000           1.90
  Orvis Bartlett Buie.........................................      14,200           1.93
  Raymond E. Cleary III.......................................      20,000           2.72
  Jack L. Green, Jr. .........................................      14,000           1.90
  Michael D. Harrington.......................................      14,000           1.90
  William Gary Horn(3)........................................       5,000           0.68
  Mary Kay Huntley............................................         400            .05
  Joe N. Jarrett, Jr. ........................................      14,000           1.90
  Richard E. Lester...........................................      14,000           1.90
  Diane W. Sammons............................................      14,000           1.90
  Rick H. Seagroves...........................................      14,000           1.90
  Don J. Smith................................................      14,000           1.90
  Samuel Robert Spann, Jr. ...................................      14,000           1.90
  B. Larkin Spivey, Jr. ......................................      14,000           1.90
  James C. Yahnis.............................................      14,000           1.90
                                                                   -------          -----
            Total.............................................     193,600          26.28%

---------------

(1) Information relating to the beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the Securities Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934. Under these rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of each security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children, and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.
(2) Percent is calculated by treating shares subject to options held by the named individual for whom the percentage is held by the named individual for whom the percentage is calculated which are exercisable within the next 60 days as if outstanding, but treating shares subject to options held by another shareholder as not outstanding.
(3) Excludes shares potentially purchasable by Mr. Horn pursuant to stock options to be granted to Mr. Horn pursuant to the Employment Agreement in the amount of 5% of the Common Stock sold in the offering.

            PROPOSAL NO. 2:  APPROVAL OF THE 1997 STOCK OPTION PLAN

GENERAL

     The Board of Directors of the Company will adopt the Beach First National Bancshares 1997 Stock Option Plan (the "Plan"), attached hereto as Exhibit A. The Plan provides that restricted stock may be awarded, and stock options may be granted, with respect to an aggregate of no more than 110,000 shares, subject to adjustment upon changes in capitalization. Stock appreciation rights may also be granted under the Plan. The purpose of the Plan is to advance the interest of the Company, any subsidiaries, and its shareholders by affording certain persons, principally directors and key employees of the Company, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the stock options and awards of restricted stock is to promote the growth and profitability of the Company because the grantee or recipients will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company. The effective date of the Plan will be April 30, 1997.

     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee described below determines to be in the best interests of the Company, which will include, but not be limited to, all directors and employees, including but not limited to executive personnel, of the Company or any subsidiary.

     Stock options may be granted either as incentive stock options (which qualify for certain favorable tax consequences, as described below) or as nonqualified stock options. Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed).

     The Plan will be administered by a committee consisting of at least two members of the Board of Directors. The committee will determine the employees and directors who will receive options or restricted stock and, based on each such person's position and current and potential contribution to the Company or the Bank, the amount of restricted stock or the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee's employment under various circumstances would terminate options granted under the Plan to that person. In addition, the committee will determine the restriction period and vesting conditions, the consequences of any termination of employment, and the other terms of any grant of restricted stock. The option price per share is an amount to be determined by the Board of Directors, but will not be less than 100% of the fair market value per share on the date of grant for incentive stock options. Generally, the option price will be payable in full upon exercise. The Company and the Bank will receive no consideration upon the granting of an option.

     Payment of the option price of any stock option may be made in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. In the discretion of the committee, options under the Plan may include a "reload option." A reload option, if included in the original option, would be triggered when an optionee paid the exercise price of all or a portion of the original option by delivering shares of Common Stock. In that event, the optionee would automatically be granted an additional option to acquire the same number of shares as had been delivered to pay such exercise price. The reload option would be subject to all of the terms and conditions of the original option, except that the option price per share would be equal to the fair market value of the Common Stock on the date the original option was exercised, and except that the committee could specify additional conditions or contingencies, such as continued employment by the Company or the holding of the shares acquired upon exercise of the original option for a specified period of time.

     The Board of Directors will have the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent. Without obtaining shareholder approval within twelve months of the date of the proposed amendment, the Board of Directors may not adopt any amendment of the Plan that would (i) increase the total number of shares issuable pursuant to incentive stock options under the Plan or (ii) change or modify the class of employees eligible to receive incentive stock options that may participate in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     There are no federal income tax consequences to the optionee or to the Company or the Bank on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

     Incentive Stock Options. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation of any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

     If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement; any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

     Nonqualified Stock Options. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

     Restricted Stock. Awards of restricted stock are shares of Common Stock that are granted to employees or directors subject to conditions, such as continued service with the Company, that are established at the time of the award. Restricted stock will become nonforfeitable as its holder meets the specified conditions. If the conditions are not satisfied, all or a portion of the shares of restricted stock are forfeited to the Company. Until such time as the restrictions have lapsed, the shares are nontransferable and nonassignable, other than by will or the laws of descent and distribution.

     Upon a grant of restricted stock, the market value of the stock at the date of grant is included as a deduction from shareholders' equity in the Company's balance sheet and is amortized as compensation expense on a straight-line basis over the vesting period. The participant recognizes taxable income as the restrictions lapse

(subject to an election to accelerate the income recognition), based on the fair market value of the shares on the date of lapse (or earlier acceleration), and the Company is entitled to a corresponding tax deduction.

SHAREHOLDER APPROVAL REQUIRED

     The affirmative vote of the holders of a majority of the votes entitled to be cast at the Meeting is required for approval of the Plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. Because directors may receive options under the Plan, the directors of the Company have a personal interest in seeing the Plan approved.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 FIRST BANCSHARES STOCK OPTION PLAN.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and the Bank expect to have banking and other transactions in the ordinary course of business with organizers, directors, and officers of the Company and the Bank and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such organizers, officers, or directors have a controlling interest, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectability nor present other unfavorable features to the Company and the Bank. The Bank is subject to a limit on the aggregate amount it could lend to it and the Company's directors and officers as a group equal to its unimpaired capital and surplus (or, under a regulatory exemption available to banks with less than $100 million in deposits, twice that amount), loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application is excluded from the consideration of such loan application.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Among other Board committees, the Company has an audit committee and a human resource committee. The Company's audit committee is composed of B. Larkin Spivey, Michael Bert Anderson, Rick H. Seagroves, James C. Yahnis, and Samuel Robert Spann, Jr. The audit committee did not meet in 1996. The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's response thereto. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

     The Company's human resource committee is responsible for establishing the compensation plans for the Company. Its duties include the development with management of all benefit plans for employees of the Company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met one time during the year ended December 31, 1996. The compensation committee is composed of Orvis Bartlett Buie, Michael D. Harrington, Diane W. Sammons, Dr. Joe N. Jarrett, Jr., and Don J. Smith.

     The Board of Directors of the Company held 8 meetings, and the Board of Directors of the Bank held five meetings, during the year ended December 31, 1996. All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

                                 OTHER MATTERS

     The Board knows of no amendment or variation of the matters referred to in the Notice of the Annual Meeting and of no other business to be brought before the Annual Meeting. However, if any amendment, variation or other matter is properly brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

DATED:

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                                                       EXHIBIT A

                     BEACH FIRST NATIONAL BANCSHARES, INC.

                             1997 STOCK OPTION PLAN

                     BEACH FIRST NATIONAL BANCSHARES, INC.

                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I
DEFINITIONS...............................................................    1
ARTICLE II
THE PLAN..................................................................    3
    2.1       Name........................................................    3
    2.2       Purpose.....................................................    3
    2.3       Effective Date..............................................    3
ARTICLE III
PARTICIPANTS..............................................................    4

ARTICLE IV
ADMINISTRATION............................................................    4
    4.1       Duties and Powers of the Committee..........................    4
    4.2       Interpretation; Rules.......................................    4
    4.3       No Liability................................................    4
    4.4       Majority Rule...............................................    4
    4.5       Company Assistance..........................................    4
ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN...........................................    4
    5.1       Limitations.................................................    4
    5.2       Antidilution................................................    5
ARTICLE VI
OPTIONS...................................................................    6
    6.1       Types of Options Granted....................................    6
    6.2       Option Grant and Agreement..................................    6
    6.3       Optionee Limitations........................................    6
    6.4       $100,000 Limitation.........................................    6
    6.5       Exercise Price..............................................    7
    6.6       Exercise Period.............................................    7
    6.7       Option Exercise.............................................    7
    6.8       Reload Options..............................................    8
    6.9       Nontransferability of Option................................    8
    6.10      Termination of Employment or Service........................    8
    6.11      Employment Rights...........................................    8
    6.12      Certain Successor Options...................................    8
    6.13      Effect of Change in Control.................................    8
ARTICLE VII
RESTRICTED STOCK..........................................................    9
    7.1       Awards of Restricted Stock..................................    9
    7.2       Non-Transferability.........................................    9
    7.3       Lapse of Restrictions.......................................    9
    7.4       Termination of Employment...................................    9
    7.5       Treatment of Dividends......................................    9
    7.6       Delivery of Shares..........................................    9

                                                                            PAGE
                                                                            ----
ARTICLE VIII
STOCK APPRECIATION RIGHTS.................................................   10
    8.1       SAR Grants..................................................   10
    8.2       Determination of Price......................................   10
    8.3       Exercise of a SAR...........................................   10
    8.4       Payment for a SAR...........................................   10
    8.5       Status of a SAR under the Plan..............................   10
    8.6       Termination of SARs.........................................   10
    8.7       No Shareholder Rights.......................................   10
ARTICLE IX
STOCK CERTIFICATES........................................................   11
ARTICLE X
TERMINATION AND AMENDMENT.................................................   11
   10.1       Termination and Amendment...................................   11
   10.2       Effect on Grantee's Rights..................................   11
ARTICLE XI
RELATIONSHIP TO OTHER COMPENSATION PLANS..................................   11
ARTICLE XII
MISCELLANEOUS.............................................................   11
   12.1       Replacement or Amended Grants...............................   11
   12.2       Forfeiture for Competition..................................   12
   12.3       Plan Binding on Successors..................................   12
   12.4       Singular, Plural; Gender....................................   12
   12.5       Headings, etc., No Part of Plan.............................   12
   12.6       Interpretation..............................................   12
Exhibit  A................................................................   i
SCHEDULE A
SCHEDULE B

                     BEACH FIRST NATIONAL BANCSHARES, INC.

                             1997 STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

          "Award" shall mean a grant of Restricted Stock or an SAR.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean theft or destruction of property of the Company, a Parent, or a Subsidiary, disregard of Company rules or policies, or conduct evincing willful or wanton disregard of the interests of the Company. Such determination shall be made by the Committee based on information presented by the Company and the Employee and shall be final and binding on all parties hereto.

          "Change in Control" shall mean the occurrence of either of the following events:

          (i) A change in the composition of the Board of Directors as a result of which fewer than one-half of the incumbent directors are directors who either:

                (A) Had been directors of the Company 24 months prior to such change; or

                (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

          "Code" shall mean the United States Internal Revenue Code of 1986, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of Directors or a committee of at least two Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the "Committee" shall mean such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

          "Company" shall mean Beach First National Bancshares, Inc., a South Carolina corporation.

          "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Employee" shall mean an employee of the Employer.

          "Employer" shall mean the corporation that employs a Grantee.

          "Exchange Act" shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

          "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

          "Fair Market Value" on any date shall mean (i) the closing sales price of the Stock, regular way, on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Board or the Committee based on such relevant facts as may be available to the Board, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company's current and future earnings.

          "Grantee" shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock or an SAR.

          "Incentive Stock Option" shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

          "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission.

          "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

          "Option" shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

          "Optionee" shall mean a person to whom an Option has been granted hereunder.

          "Parent" shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

          "Permanent and Total Disability" shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

          "Plan" shall mean the Beach First National Bancshares, Inc. 1997 Stock Option Plan, the terms of which are set forth herein.

          "Purchasable" shall refer to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

          "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

          "Reload Option" shall have the meaning set forth in Section 6.8 hereof.

          "Restricted Stock" shall mean Stock issued, subject to restrictions, to a Grantee pursuant to Article VII hereof.

          "Restriction Agreement" shall mean the agreement setting forth the terms of an Award, and executed by a Grantee as provided in Section 7.1 hereof.

          "SAR" means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a share of Stock from the date of the grant of the right to the date of its payment, all as provided in Article VIII hereof.

          "SAR Price" means the base value established by the Committee for a SAR on the date the SAR is granted and which is used in determining the amount of benefit, if any, paid to a Grantee.

          "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

          "Stock" shall mean the Common Stock, par value $1.00 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

          "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

          "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II

                                    THE PLAN

     2.1 Name. This Plan shall be known as "Beach First National Bancshares, Inc. 1997 Stock Option Plan."

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain employees and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     2.3 Effective Date. The Plan shall become effective on April 30, 1997; provided, however, that if the shareholders of the Company have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan shall be non-Incentive Stock Options.

                                  ARTICLE III

                                  PARTICIPANTS

     The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all Directors and employees, including but not limited to executive personnel, of the Company or any Subsidiary, as well as key consultants and advisors to the Company or any Subsidiary.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options or Awards under the Plan to any person who is an employee of the Company but not an Officer or Director. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state, or local laws or regulations.

     4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 110,000. Any or all shares of

Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, Restricted Stock, or SARs, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article X, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 110,000 (other than pursuant to anti-dilution adjustments) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

     If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

     5.2 Antidilution. (a) If (x) the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (y) any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock, or (z) there is any assumption and conversion to the Plan by the Company of an acquired company's outstanding option grants, then:

          (i) the aggregate number and kind of shares of Stock for which Options or Awards may be granted hereunder shall be adjusted proportionately by the Committee; and

          (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

     (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

          (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Awards under the Plan shall immediately lapse; and/or

          (ii) notify all Grantees that all Options or Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

     (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

     (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI

                                    OPTIONS

     6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company's shareholders.

     Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

     6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a) is not an employee of the Company or any of its Subsidiaries; or

          (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

     6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000

(or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

     6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

     6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option.

     6.7 Option Exercise. (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

     (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

     (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Board may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

     (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

     (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.8 Reload Options. (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock in payment of amounts specified in Sections 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, except as provided below and subject to such other contingencies, conditions, or other terms as the Committee shall specify at the time such exercised Option is granted; provided, that the shares surrendered in payment as provided above must have been held by the Optionee for at least six months prior to such surrender.

     (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

     6.9 Nontransferability of Option. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of grant thereof.

     6.11 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

     6.12 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

     6.13 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                  ARTICLE VII

                                RESTRICTED STOCK

     7.1 Awards of Restricted Stock. The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock.

     Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     7.2 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

     7.4 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Except as provided otherwise in Article IX below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

                                  ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

     8.1 SAR Grants. The Committee, in its sole discretion, may grant to any Grantee a SAR. The Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate, including, without limitation, restricting the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

     8.2 Determination of Price. The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than 100% of Fair Market Value of the Stock on the date the SAR is granted for a SAR issued in tandem with an Incentive Stock Option.

     8.3 Exercise of a SAR. Upon exercise of a SAR, the Grantee shall be entitled, subject to the terms and conditions of this Plan and the Agreement, to receive the excess for each share of Stock being exercised under the SAR of (i) the Fair Market Value of such share of Stock on the date of exercise over (ii) the SAR Price for such share of Stock.

     8.4 Payment for a SAR. At the sole discretion of the Committee, the payment of such excess shall be made in (i) cash, (ii) shares of Stock, or (iii) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     8.5 Status of a SAR under the Plan. Shares of Stock subject to an Award of a SAR shall be considered shares of Stock which may be issued under the Plan for purposes of Section 5.1 hereof, unless the Agreement making the Award of the SAR provides that the exercise of such SAR results in the termination of an unexercised Option for the same number of shares of Stock.

     8.6 Termination of SARs.  A SAR may be terminated as follows:

          (a) During the period of continuous employment with the Company, Parent or Subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of employment, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Permanent and Total Disability of the Grantee, the period referenced in clause (iii) hereof shall be one year or (B) be for Cause, the SAR will terminate on the date of employment termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the Agreement with the Grantee, if a Grantee shall die or become subject to a Permanent and Total Disability prior to the termination of employment with the Company, Parent or Subsidiary and prior to the termination of a SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR may have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the Agreement with the Grantee, in no event will the continuation of the term of a SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

     8.7 No Shareholder Rights. The Grantee shall have no rights as a shareholder with respect to a SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights except as provided in Section 5.2 hereof.

                                   ARTICLE IX

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE X

                           TERMINATION AND AMENDMENT

     10.1 Termination and Amendment. The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

          (a) Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section
     5.2 hereof; or

          (b) Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

     10.2 Effect on Grantee's Rights. No termination, amendment, or modification of the Plan shall affect adversely a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

                                   ARTICLE XI

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for employees or Directors of the Company or any of its Subsidiaries.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. However no modification of an Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     12.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee's rights under any Options outstanding hereunder shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

     12.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

     12.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     12.5 Headings, etc., No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

     12.6 Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Plan administrators.

                                   * * * * *

Exhibit A to
Beach First National Bancshares, Inc.
1997 Stock Option Plan --
Form of Stock Option Agreement

                     BEACH FIRST NATIONAL BANCSHARES, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this
     day of           ,        , by and between Beach First National Bancshares,
Inc., a South Carolina corporation (the "Company"), and                (the
"Optionee").

     WHEREAS, on             , 1997, the Board of Directors of the Company
adopted a stock option plan known as the "Beach First National Bancshares, Inc. 1997 Stock Option Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders; and

     WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

     NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, par value $1.00 per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option.

     3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.

     4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     7. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

     8. Termination of Employment. (a) Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) for cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 30 days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

     (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee's employment that is either (i) for cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

     (c) Unless and to the extent otherwise provided in Exhibit A hereto, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee's retirement provided that, on the date which is three months after the date of retirement, the Options will become void and unexercisable unless on the date of retirement the Optionee enters into a noncompete agreement with Beach First National Bancshares, Inc. and continues to comply with such noncompete agreement. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

     9. Disabled Optionee. In the event of termination of employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

     10. Death of Optionee. Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under
Section 8(a) above, in the event of the Optionee's death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

     11. Date of Grant. This Option was granted by the Board of Directors of the Company on the date set forth in Schedule A (the "Date of Grant").

     12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

     13. Restriction on Disposition of Shares. The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

     14. Miscellaneous. (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

     (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

     (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 1601 North Oak Street, Suite 305, Myrtle Beach, South Carolina 29577.

     (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

     IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company's seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

BEACH FIRST NATIONAL BANCSHARES, INC.                     OPTIONEE

By:
------------------------------------------------------    ------------------------------------------------
    Name:                                                 Name:
    Title:                                                Address:

ATTEST:
                                                          ------------------------------------------------

                                                          ------------------------------------------------
------------------------------------------------------
Secretary/Assistant Secretary

[SEAL]

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                    BETWEEN
                     BEACH FIRST NATIONAL BANCSHARES, INC.
                                      AND
                             DATED:

1. Number of Shares Subject to Option:           Shares.

2. This Option (Check one) [ ] is [ ] is not an Incentive Stock Option.

3. Option Exercise Price: $          per Share.

4. Date of Grant:

5. Option Vesting Schedule:

     Check one:

     [ ] Options are exercisable with respect to all shares on or after the date hereof

     [ ] Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

NO. OF SHARES  VESTING DATE
-------------  ------------


6. Option Exercise Period:

     Check One:

     [ ]  All options expire and are void unless exercised on or before
                      , 19     .

     [ ] Options expire and are void unless exercised on or before the date indicated next to the number of shares:

NO. OF SHARES  EXPIRATION DATE
-------------  ---------------


7. Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8 and 10 of the Stock Option Agreement):

                                   SCHEDULE B

                               NOTICE OF EXERCISE

     The undersigned hereby notifies Beach First National Bancshares, Inc. (the "Company") of this election to exercise the undersigned's stock option to
purchase        shares of the Company's common stock, par value $1.00 per share
(the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement")
between the undersigned and the Company dated           . Accompanying this
Notice is (1) a certified or a cashier's check in the amount of $
payable to the Company, and/or (2)           shares of the Company's Common
Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the First Bancshares, Inc. 1997 Stock Option Plan) as of the date hereof of
$          , such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 5.2 of the Agreement).

     IN WITNESS WHEREOF, the undersigned has set his hand and seal, this day of , 19 .

                                          OPTIONEE [OR OPTIONEE'S
                                          ADMINISTRATOR,
                                          EXECUTOR OR PERSONAL
                                          REPRESENTATIVE]

                                          --------------------------------------
                                          Name:
                                          Position (if other than Optionee):

                                                                    APPENDIX A


                     BEACH FIRST NATIONAL BANCSHARES, INC.

                        1601 NORTH OAK STREET, SUITE 305
                       MYRTLE BEACH, SOUTH CAROLINA 29577

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Raymond E. Cleary III as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the share of common stock of Beach First National Bancshares, Inc. held of record by the undersigned on March 19, 1997, at the Annual Meeting of Shareholders to be held on April 30, 1997, or any adjournment thereof.

1.  Election of Directors (all nominees are nominated for Class II)

    [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)                 to vote for all nominees listed below

   Michael Bert Anderson, Orvis Bartlett Buie, Michael D. Harrington, Diane W. Sammons, and Rick H. Seagroves

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

   -----------------------------------------------------------------------------

2.  Approval of the Company's 1997 Stock Option Plan.

   [ ]  APPROVAL            [ ]  DISAPPROVAL            [ ]  ABSTENTION

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF ALL LISTED NOMINEES, (II) FOR THE APPROVAL OF THE 1997 STOCK OPTION PLAN, AND (III) AT THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Dated:                   , 1997
      -------------------
                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                        Please Print Name

                                                 -------------------------------
                                                    Signature if Held jointly

                                                 -------------------------------
                                                        Please Print Name

                                                 Please sign exactly as name
                                                 appears below. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, as executor, trustee
                                                 or guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.